Jamba, Inc. Announces Third Quarter 2013 Financial Results

Cost and Productivity Program Underway

Company Reiterates 2013 Guidance and Provides Fiscal 2014 Guidance

EMERYVILLE, Calif., November 4, 2013 --Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the third fiscal quarter ended October 1, 2013.

As previously disclosed, Jamba’s results for the quarter were impacted by constraints on consumer spending and adverse weather in key markets. As a result, same store sales, revenue, income from operations and operating margins all declined for the quarter compared with the prior year period.

Despite the challenging environment, the Company had important accomplishments that set the stage for future growth. JambaGO™ express smoothie units are opening in over 1,000 retail locations across the country, the largest expansion to date. Fresh-squeezed premium juice, now being added to a growing number of California units, is boosting same store sales. A recently initiated major cost and productivity program is expected to yield significant savings.

“We faced a challenging quarter that was atypical of our past performance during which we had more than two years of same store sales growth. But we believe the setbacks will be transient while the growth prospects resulting from our achievements will be long term,” said James D. White, chairman, president and chief executive of Jamba. “We have a powerful position in the on-trend, fast growing healthy food, beverage and premium juice segments. Our domestic and international development prospects are growing. Our digital marketing programs are now in high gear with the National rollout of the ISIS Mobile Wallet launch. And our JambaGO expansion will give many customers who are new to Jamba the opportunity to experience our great smoothies.”

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Highlights for the 13 weeks ended October 1, 2013, compared to the 13 weeks ended October 1, 2012:

•	Net income was $2.7 million, or $0.15(1) diluted earnings per share for the quarter, compared to net income of $4.1 million, or $0.21(1) diluted earnings per share for the prior year period.

•	Comparable store sales(2) for the quarter decreased 5.5% for company-owned stores, 1.3% for franchise-operated stores and 3.4% system wide.

•	Total revenue was $61.4 million compared to total revenue of $65.5 million for the prior year period.

•	Income from operations was $3.3 million and operating margin was 5.4% for the third quarter of 2013.

•	General and administrative expenses decreased 13.3% to $8.4 million compared with $9.7 million for the prior year period.

•	During the quarter, franchisees opened 29 new stores globally -- 26 in the U.S., which included 12 smoothie stations, and three new international stores.

Third Quarter Fiscal 2013 Results

Revenue

For the 13 weeks ended October 1, 2013, total revenue decreased 6.3% to $61.4 million from $65.5 million in the prior year period. The decrease is due to the 5.5% decrease in company-owned comparable store sales(2), partially offset by the increase in franchise and other revenue of $0.6 million. The decrease in company-owned comparable store sales(2) of 5.5% primarily reflected a decrease in transaction count of 880 basis points partially offset by an average check increase of 330 basis points. This decline in comparable store sales was primarily as a result of constraints on consumer spending, adverse weather in key markets, increased competition and the impact of promotional campaigns. During the 13-week period ended October 1, 2013, franchise-operated comparable store sales(2) decreased 1.3%. Franchise and other revenue increased 15.8% to $4.3 million from $3.7 million in the prior year period. Revenue for CPG and JambaGO was $0.8 million in the 13 week-period ended October 1, 2013, compared to $0.7 million in the prior year period.

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Income from Operations and Operating Margin

Jamba’s operating margin was 5.4% for the third quarter of 2013 compared to 6.9% for the quarter ended October 1, 2013, a decrease of 150 basis points. Income from operations for the third quarter of 2013 was $3.3 million compared to $4.5 million for the third quarter of 2012, a 26.9% decrease, reflecting the effects of decreased company-owned comparable store sales, partially offset by the increased franchise revenue and reduced general and administrative expenses.

During the quarter the Company launched a cost and productivity program to drive down costs across the enterprise and is expected to yield savings of 100 to 200 basis points in operating margin.

Retail Growth

As of October 1, 2013, system-wide, Jamba has 849 stores in the United States, of which 517 are franchise-operated stores in the United States and 287 are company-owned. Franchise-operated stores include Jamba Smoothie Stations™, the new limited menu express format. As of October 1, 2013, there were 33 smoothie station locations. During the quarter, Jamba opened 26 new domestic franchise-operated stores, consisting of five traditional, nine non-traditional and 12 smoothie stations; and three international store locations in South Korea. During the quarter, no new company-owned stores opened.

At quarter end, there were 45 international store locations, all of which are franchise-operated. Subsequent to the end of the quarter, JambaGO was launched in over 1,000 retail locations across the nation, bringing the total to 1,800.  Whole food blending and fresh-squeezed premium juice was offered at 53 California locations, with a target of up to 61 locations by the end of 2013. As part of the growth strategy, Jamba entered into development agreements with new and existing franchisees that included the refranchise of seven locations and the development of 12 new store locations.

Liquidity

On October 1, 2013, the Company held $28.9 million in cash and cash equivalents as compared to $31.5 million cash and cash equivalents at January 1, 2013. On October 1, 2013, the Company had no restricted cash. At the end of fiscal 2012, the restricted cash balance was $0.2 million.

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Guidance for 2013

The Company expects to achieve the following results for fiscal 2013:

•	Company-owned comparable store sales(2) flat to 1.0%

•	Store-level margin of 16.0% - 17.0%;

•	Operating margin of 1.0% - 2.0% of revenue;

•	CPG revenue of $3 million;

•	60 - 80 new U.S. and international locations;

•	1,500 new JambaGO served locations.

Guidance for 2014

The Company continues to expect to achieve the following results for fiscal 2014:

•	Positive company-owned comparable store sales(2) of 2.0% - 4.0%;

•	Store-level margin of 18.0% - 19.0%;

•	Operating margin of 2.0% - 3.0%;

•	60 - 80 new U.S. and international store locations;

•	Up to 1,000 new JambaGO installations.

Earnings Conference Call

A conference call to review the third quarter 2013 results will be held today, November 4, 2013 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-1427 or for international callers by dialing (480) 629-9664. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4639549. The replay will be available until November 25, 2013. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

About Jamba, Inc.

Jamba, Inc., (the “Company”) owns and franchises Jamba Juice stores through its wholly-owned subsidiary, Jamba Juice Company. Jamba Juice Company is a leading restaurant retailer of better-for-you, specialty beverage and food offerings, which include great tasting, whole fruit smoothies, fresh-squeezed juices and juice blends, hot coffee and teas, hot oatmeal, breakfast wraps, sandwiches and mini-wraps, Artisan Flatbreads, frozen yogurt, and a variety of baked goods and snacks. As of October 1, 2013, there were 849 store locations globally. There were 287 company-owned and operated stores and 517 franchise-operated stores in the United States, and 45 international stores. Jamba Juice Company has expanded the Jamba brand by direct selling of consumer packaged goods (“CPG”) and licensing its trademark. CPG products for at-home enjoyment are also available online, through select retailers across the nation and in Jamba outlets in the United States.

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Fans of Jamba Juice can find out more about Jamba Juice's locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.JambaJuice.com or by contacting Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including the statements made under the captions “Guidance for 2013” and “Guidance for 2014” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement.  Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC.  Many of such factors relate to events and circumstances that are beyond the Company’s control.  You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

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Contact:

Investor Relations

Dara Dierks

ICR

646-277-1212

investors@jambajuice.com

Non-GAAP Financial Measures

The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding GAAP income statement measures, provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The non-GAAP financial measures are discussed further in Footnotes below.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes:

(1)	The Company completed a 5-for-1 reverse stock split on May 31, 2013 and all per share amounts are presented on a post-split basis.

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(2)	Comparable store sales are calculated using sales of Jamba Juice stores open more than one full fiscal year. Company-owned comparable store sales percentages are based on sales from company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the company-owned store base for each accounting period of the fiscal quarter to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the franchise-operated store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba brand and, ultimately, the performance of the Company, the company-owned stores, and franchise-operated stores.

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JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	October 1,	January 1,
(In thousands, except share and per share amounts)	2013	2013

ASSETS
Current assets:
Cash and cash equivalents	$28,886	$31,486
Restricted cash	-	205
Receivables, net of allowances of $210 and $103	7,187	11,327
Inventories	3,315	3,143
Prepaid and refundable taxes	680	655
Prepaid rent	3,115	3,080
Prepaid expenses and other current assets	2,467	1,681
Total current assets	45,650	51,577

Property, fixtures and equipment, net	39,534	38,442
Goodwill	1,233	1,336
Trademarks and other intangible assets, net	1,244	1,412
Other long-term assets	1,155	846

Total assets	$88,816	$93,613

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,550	$8,206
Accrued compensation and benefits	3,981	7,566
Workers' compensation and health insurance reserves	1,184	1,087
Accrued jambacard liability	26,041	33,634
Other current liabilities	11,584	9,728
Total current liabilities	46,340	60,221

Deferred rent and other long-term liabilities	10,962	11,880
Total liabilities	57,302	72,101

Commitments and contingencies

Series B redeemable preferred stock, $.001 par value, 304,348 shares authorized; 0 and 72,889 shares issued and outstanding at October 1, 2013 and January 1, 2013, respectively.	-	7,916

Stockholders' equity:
Common stock, $.001 par value, 30,000,000 shares authorized; 17,121,674 and 15,481,782 shares issued and outstanding at October 1, 2013 and January 1, 2013, respectively.	17	78
Additional paid-in-capital	390,181	380,007
Accumulated deficit	(358,684)	(366,489)
Total stockholders' equity	31,514	13,596

Total liabilities and stockholders' equity	$88,816	$93,613

Share and per share data have been adjusted for all periods presented to reflect a five-for-one reverse stock split effective May 31, 2013.

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Week	13 Week	39 Week	39 Week
	Period Ended	Period Ended	Period Ended	Period Ended
(In thousands except share and per share amounts)	October 1, 2013	October 2, 2012	October 1, 2013	October 2, 2012

Revenue:
Company stores	$57,092	$61,795	$171,030	$174,350
Franchise and other revenue	4,269	3,687	12,654	10,223
Total revenue	61,361	65,482	183,684	184,573

Costs and operating expenses:
Cost of sales	14,592	14,918	41,854	40,504
Labor	15,862	16,457	48,466	49,013
Occupancy	7,405	7,353	22,100	22,097
Store operating	9,060	9,328	25,740	26,158
Depreciation and amortization	2,808	2,793	8,348	8,528
General and administrative	8,377	9,663	27,767	29,125
Impairment of long-lived assets	217	75	491	637
Other operating, net	(284)	347	252	579
Total costs and operating expenses	58,037	60,934	175,018	176,641

Income from operations	3,324	4,548	8,666	7,932

Other income (expense), net:

Interest income	1	21	1	61
Interest expense	(54)	(52)	(191)	(147)
Total other expense, net	(53)	(31)	(190)	(86)

Net income before income taxes	3,271	4,517	8,476	7,846

Income tax expense	(576)	(413)	(671)	(634)

Net income	2,695	4,104	7,805	7,212

Preferred stock dividends and deemed dividends	-	(1,123)	(588)	(2,076)

Net income available to common stockholders	$2,695	$2,981	$7,217	$5,136

Weighted-average shares used in computation of loss per share:

Basic	17,084,929	14,134,502	16,680,631	13,690,156
Diluted	17,548,512	14,473,184	17,112,329	14,015,217

Earnings per share:
Basic	$0.16	$0.21	$0.43	$0.38
Diluted	$0.15	$0.21	$0.42	$0.37

Share and per share data have been adjusted for all periods presented to reflect a five-for-one reverse stock split effective May 31, 2013.

JAMBA, INC.

(Unaudited)

STORE COUNT

	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
Quarter ended October 1, 2013
At January 1, 2013	301	473	35	809
Opened	2	43	12	57
Closed	(1)	(14)	(2)	(17)
Refranchised	(15)	15	-	-
At October 1, 2013	287	517	45	849

Quarter ended October 2, 2012
At January 3, 2012	307	443	19	769
Opened	-	19	16	35
Closed	(5)	(9)	(2)	(16)
Refranchised	(1)	1	-	-
At October 2, 2012	301	454	33	788

COMPARABLE STORE SALES

	13 Week	13 Week	39 Week	39 Week
	Period Ended	Period Ended	Period Ended	Period Ended
	October 1, 2013	October 2, 2012	October 1, 2013	October 2, 2012

Percentage Change in Comparable store sales
Company stores	-5.5%	3.9%	-0.1%	6.7%
Franchise stores	-1.3%	1.0%	-0.3%	5.8%
System-wide	-3.4%	2.5%	-0.2%	6.2%

Percentage Change in Comparable Company store sales
Traffic effect	-8.8%	5.1%	-2.1%	4.5%
Average check effect	3.3%	-1.2%	2.0%	2.2%
Total Comparable Company store sales	-5.5%	3.9%	-0.1%	6.7%